UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Completion of Acquisition or Disposition of Assets

On December 23, 2009, Bristol-Myers Squibb Company (the “Company”) completed the previously announced split-off of its 83.1 percent ownership in Mead Johnson Nutrition Company (“Mead Johnson”) to tendering shareholders of the Company. The split-off was effected through the exchange of the Company’s previously held 170 million shares of Mead Johnson Nutrition Company for 269,285,601 outstanding shares of the Company’s stock. The exchange offer was over subscribed.

A copy of the joint press release of the Company and Mead Johnson announcing the completion of the divestiture is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events.

On December 23, 2009, the Company issued a press release announcing that it is updating its previously disclosed full year 2009 earnings per share from continuing operations guidance. A copy of the press release is furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s unaudited pro forma financial information as required under Rule 11-01 of Regulation S-X is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company and Mead Johnson Nutrition Company dated December 23, 2009

99.2	Press release of Bristol-Myers Squibb Company dated December 23, 2009

99.3	The Company’s Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 24, 2009	By:	/S/ SANDRA LEUNG
	Name:	Sandra Leung
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company and Mead Johnson Nutrition Company dated December 23, 2009

99.2	Press release of Bristol-Myers Squibb Company dated December 23, 2009

99.3	The Company’s Unaudited Pro Forma Financial Information

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